EXHIBIT 99.1
     FOR IMMEDIATE RELEASE

Investor Relations contact:
Blair W. Lambert
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Kimberly Kim
Tel: 415-278-7472
media_relations@gymboree.com
The Gymboree Corporation Announces Executive Management Changes
San Francisco, Calif., January 17, 2006 — The Gymboree Corporation (NASDAQ: GYMB) today announced that its Board of Directors has approved several executive changes. Lisa Harper, currently Chief Executive Officer and Chairman of the Board, has been named to the newly created position of Chief Creative Officer and will continue as Chairman. Matthew McCauley, currently serving as President, has been promoted to Chief Executive Officer. Kip Garcia, Senior Vice President of Merchandising, has been promoted to the position of President. Blair Lambert will continue in the role of Chief Operating Officer and Chief Financial Officer.
Lisa Harper joined The Gymboree Corporation in January 1999 as Vice President, Design and has served as Chief Executive Officer since February 2001 and Chairman of the Board since June 2002. Ms. Harper has overseen the significant financial turnaround of the Company including expansion of the Gymboree brand, the launch of a multi-brand strategy and reinvigoration of the Play & Music franchise business. Ms. Harper noted, “I am excited to have the opportunity to focus on product and brand development while remaining actively involved in the management of the Company. Matthew, Blair, Kip and the other members of senior management represent an incredibly talented team and are well positioned to lead the Company through its next phase of growth.”
Matthew McCauley began his career with Gymboree in July 2001 as Director of Allocation and was promoted to President in June 2005. Prior to joining the Company, Mr. McCauley held various positions at Gap Inc. and Payless ShoeSource, Inc. Kip Garcia joined the Company in May 2004 as Senior Vice President, Merchandising. Prior to Gymboree, Mr. Garcia held various senior merchandise management positions at Gap Inc., DFS International, and Mervyn’s.

Mr. McCauley commented, “I am honored and excited to expand my role in the Company. Lisa has been an outstanding partner and mentor. I look forward to her continued support in the future.” He went on to say, “Kip has been critical to the success of the business over the past two years. He will continue to lead the merchandising efforts of the Company for all brands.”
About The Gymboree Corporation
The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of December 31, 2005, the Company operated a total of 667 stores: 574 Gymboree® retail stores (546 in the United States and 28 in Canada), 12 Gymboree® Outlet retail stores, 64 Janie and Jack® retail shops and 17 Janeville® retail stores in the United States. The Company also operates online stores at www.gymboree.com and www.janieandjack.com, and offers directed parent-child developmental play programs at 530 franchised and company-operated centers in the United States and 25 other countries.
Forward-Looking Statements
The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation’s future performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, unanticipated costs actually incurred in connection with the liquidation of our UK and Ireland entities, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended January 29, 2005. These forward-looking statements reflect The Gymboree Corporation’s expectations as of January 17, 2006. The Gymboree Corporation undertakes no obligation to update the information provided herein.
Gymboree, Janie and Jack and Janeville are registered trademarks of The Gymboree Corporation.
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